UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 16, 2020

AMAZING ENERGY OIL AND GAS, CO.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

1308 Ninth Street
Slidell, LA 70458
(Address of principal executive offices and Zip Code)

(985) 641-5010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 4, 2020, the U.S. Securities and Exchange Commission (the “Commission”) issued an order under Section 36 (Release No. 34-88318) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (the “Order”). The Order provides that a registrant subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such a registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, where

Amazing Energy Oil and Gas, Co. (“Amazing” or the “Company”) is furnishing this Current Report on Form 8-K to indicate its reliance on the Order in connection with the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2020, as a result of the circumstances set forth below.

Due to stay at home orders, requirements of social distancing and other precautionary measures taken due to the COVID-19 pandemic, the Company’s normal operations have been severely curtailed and interrupted. There has also been a delay of information flow from customers, suppliers, contractors and other persons and third-parties involved in the oil and gas industry generally and the Company’s operations specifically. Due to the Company’s key internal and external accounting personnel responsible for assisting the Company in the preparation of its financial statements no longer being actively employed by the Company or being required to work remotely because of COVID-19, the Company has been unable to timely prepare a Quarterly Report on Form 10-Q or provide to its auditors and accountants the financial records to provide consent. These unforeseen circumstances have resulted in the Company being unable to timely file an accurate Quarterly Report on Form 10-Q for its quarter ended April 30, 2020, by the prescribed date without undue hardship and expense to the Company. Accordingly, in reliance upon the Order, the Company expects to file its Quarterly Report on Form 10-Q no later than 45 days after the due date of filing of June 15, 2020, unless the COVID-19 circumstances do not change and cause a further delay, in which case we will file for an extension and amendment to this Current Report on Form 8-K.

Our business may suffer from the severity or longevity of the COVID-19 Global Outbreak.

The COVID-19 is currently impacting countries, communities, supply chains and markets, as well as the global financial markets. To date, COVID-19 has had a material impact on the Company, in addition to that as set forth above by negatively impacting the Company’s ability to extract, sell and deliver its oil and gas production. The Company cannot predict whether COVID- 19 will continue to have a material impact on our financial condition and results of operations due to understaffing and/or disruptions in the oil and gas industry and markets, among other factors. In addition, at this time we cannot predict the impact of COVID-19 on our ability to obtain financing necessary for the Company to fund our working capital requirements. In most respects, it is too early in the COVID-19 pandemic to be able to quantify or qualify the longer-term ramifications on our business, our customers and/or our potential investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 17th day of June, 2020.

AMAZING ENERGY OIL AND GAS, CO.

BY:	/s/ Tony Alford
Tony Alford, Chairman of the Board